UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2012

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 210, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Closing of the Follow-on Offering

CB Richard Ellis Realty Trust’s (the “Company”) follow-on public offering of common shares of beneficial interest (the “Common Shares”) closed on January 30, 2012.

Dividend Reinvestment Plan

On February 3, 2012, the Board of Trustees (the “Board”) of the Company adopted and approved an amendment and restatement of the Company’s dividend reinvestment plan (the “Amended and Restated Dividend Reinvestment Plan”). The Company has filed a registration statement on Form S-3 (the “DRIP Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the “SEC”) to register 25,000,000 of its Common Shares in the DRIP Registration Statement for up to $237,500,000 pursuant to the Amended and Restated Dividend Reinvestment Plan. The DRIP Registration Statement became effective upon its filing with the SEC. This Current Report on Form 8-K (“Form 8-K”) serves as notice to shareholders of the Amended and Restated Dividend Reinvestment Plan. For shareholders who participate in the Company’s dividend reinvestment plan, the Amended and Restated Dividend Reinvestment Plan will apply to the quarterly distribution to shareholders for the first quarter of 2012, which will be paid on April 13, 2012.

A copy of the Amended and Restated Dividend Reinvestment Plan is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Share Redemption Program

On February 3, 2012, the Board of the Company adopted and approved an amendment and restatement of the Company’s Share Redemption Program (the “Amended and Restated Share Redemption Program”). This Form 8-K serves as notice to shareholders of the Amended and Restated Share Redemption Program. The Amended and Restated Share Redemption Program will apply to any redemption requests received by the Company for consideration during the first quarter of 2012.

A copy of the Amended and Restated Share Redemption Program is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Amended and Restated Dividend Reinvestment Plan

4.2	Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

February 3, 2012	By:	/S/ JACK A. CUNEO
	Name:	Jack A. Cuneo
	Title:	Chief Executive Officer